                                                                    EXHIBIT 23.4

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 19, 1998, with respect to the financial statements of Telecom Towers, L.L.C. at December 31, 1997 and for the three months then ended, and the financial statements of Telecom Southwest Towers Limited Partnership, Telecom Towers Mid-Atlantic Limited Partnership, and Telecom Towers of the West, L.P. at December 31, 1997 and for the years then ended included in the Registration Statement on Form S-4 and related Information Statement/Prospectus of American Tower Company for the registration of 17,737,500 shares of its common stock relating to the merger with OmniAmerica, Inc.

                                          /s/ Ernst & Young LLP

Vienna, Virginia
January 14, 1999

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